AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             FSI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1223238
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      322 LAKE HAZELTINE DRIVE
         CHASKA, MINNESOTA                                          55318
(Address of principal executive offices)                          (Zip Code)

                 FSI INTERNATIONAL, INC. 1997 OMNIBUS STOCK PLAN
                                       AND
              FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plans)

                               DONALD S. MITCHELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                     (Name and address of agent for service)

                                 (612) 448-5440
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                            Proposed
                                                   Proposed                  Maximum
       Title of               Amount               Maximum                  Aggregate               Amount of
     Securities to             to be            Offering Price              Offering               Registration
     be Registered         Registered(1)         Per Share(2)               Price(2)                   Fee
================================================================================================================
     Common Stock,           1,000,000
     no par value             Shares                $15.44                 $15,440,000                $4,077
================================================================================================================

(1) This Registration Statement relates to an additional 750,000 shares to be offered under the registrant's 1997 Omnibus Stock Plan, for which 1,750,000 shares of Common Stock were registered under Registration Statements Nos. 333-30675 and 333-50991, and an additional 250,000 shares of Common Stock to be offered under the registrant's Employees Stock Purchase Plan, for which 1,550,000 shares were registered under Registration Statements Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, and 333-50991.

(2) Estimated solely for the purpose of the registration fee under Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the registrant's Common Stock on February 2, 2000.

================================================================================

                                     PART II

                INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                         FORM S-8 REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statements Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, and 333-50991.

ITEM 8.  EXHIBITS (REQUIRED OPINIONS AND CONSENTS).


         Exhibit             Description
         -------             -----------

         5                   Opinion of Faegre & Benson LLP.

         23.1                Consent of Faegre & Benson LLP (included in Exhibit 5).

         23.2                Consent of KPMG LLP.

         24                  Powers of Attorney of directors and officers.

         99.1                FSI International, Inc. 1997 Omnibus Stock Plan, as amended.

         99.2                FSI International, Inc. Employees Stock Purchase Plan, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on February 7, 2000.

                                    FSI INTERNATIONAL, INC.


                                    By /s/ Donald S. Mitchell*
                                       -----------------------------------------
                                       Donald S. Mitchell
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 7, 2000 by the following persons in the capacities indicated:

         /s/ Donald S. Mitchell*          President and Chief Executive Officer
------------------------------------      (Principal Executive Officer)
         Donald S. Mitchell


         /s/ Patricia M. Hollister        Chief Financial Officer
------------------------------------      (Principal Financial and Accounting
         Partricia M. Hollister           Officer)



JOEL A. ELFTMANN                    )
JAMES A. BERNARDS                   )
THOMAS D. GEORGE                    )     A majority of the Board of Directors*
TERRENCE W. GLARNER                 )
CHARLES R. WOFFORD                  )

----------------------------

* Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.


                                                /s/ Patricia M. Hollister
                                     -------------------------------------------
                                                Patricia M. Hollister
                                                Attorney in Fact

                                INDEX TO EXHIBITS


   Exhibit                        Description
   -------                        -----------

     5          Opinion of Faegre & Benson LLP...........................  Filed
                                                                           Electronically

    23.1        Consent of Faegre & Benson LLP (included in Exhibit 5)

    23.2        Consent of KPMG LLP......................................  Filed
                                                                           Electronically

    24          Powers of Attorney of directors and officers.............  Filed
                                                                           Electronically

    99.1        FSI International,  Inc.  1997  Omnibus  Stock  Plan,  as  Filed
                amended..................................................  Electronically

    99.2        FSI International, Inc. Employees Stock Purchase Plan, as  Filed
                amended..................................................  Electronically
